                                                                    EXHIBIT 4.62
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                             JASPER COUNTY, INDIANA



                                       and



                     NORTHERN INDIANA PUBLIC SERVICE COMPANY







                  ---------------------------------------------

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                  --------------------------------------------


                          Dated as of December 1, 2000


                     Supplementing and amending that certain
                               Financing Agreement
                           dated as of August 1, 1994


                                   $69,000,000
                             Jasper County, Indiana
                    Pollution Control Refunding Revenue Bonds
                (Northern Indiana Public Service Company Project)
                              Series 1994A, B and C





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




                     FIRST AMENDMENT TO FINANCING AGREEMENT

                            ------------------------


                                TABLE OF CONTENTS

         (This Table of Contents is not a part of the First Amendment to Financing Agreement and is only for convenience of reference.)

SECTION                                                HEADING                                                   PAGE

ARTICLE I                  DEFINITIONS; AMENDMENTS TO DEFINITIONS.................................................2

       Section 1.01.       Definitions of Terms; Amendments to Definitions........................................2

ARTICLE II                 AMENDMENTS TO ORIGINAL AGREEMENT.......................................................2

       Section 2.01.       Amendment to Section 3.2 of the Original Agreement.....................................2
       Section 2.02.       Amendment to Section 4.2 of the Original Agreement.....................................3
       Section 2.03.       Amendment to Sections 4.5(b) of the Original Agreement.................................3
       Section 2.04.       Amendment to Section 5,1 of the Original Agreement.....................................3
       Section 2.05.       Addition to Section 5.10 of the Original Agreement.....................................3
       Section 2.06.       Amendment to Sections 6.1(c), 6.5, 7.3(a), 8.2, 8.5 and 8.6 of the
                               Original Agreement.................................................................4
       Section 2.07.       Addition of Section 8.12 to the Original Agreement.....................................4

ARTICLE III                MISCELLANEOUS..........................................................................4

       Section 3.01.       Agreement Confirmed....................................................................4
       Section 3.02.       Notice to Rating Agencies..............................................................4
       Section 3.03.       Severability...........................................................................4
       Section 3.04.       Counterparts...........................................................................5
       Section 3.05.       Applicable Provisions of Law...........................................................5
       Section 3.06.       Effective Date.........................................................................5



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                     FIRST AMENDMENT TO FINANCING AGREEMENT

         THIS FIRST AMENDMENT TO FINANCING AGREEMENT (this "First Amendment") is made and entered into as of December 1, 2000 between JASPER COUNTY, INDIANA, a political subdivision of the State of Indiana (the "Issuer"), and NORTHERN INDIANA PUBLIC SERVICE COMPANY (the "Company"):


                                   WITNESSETH:

         WHEREAS, on August 25, 1994 the Issuer issued its Pollution Control Refunding Revenue Bonds (Northern Indiana Public Service Company Project) Series 1994A, B and C (collectively, the "Bonds") in the original aggregate principal amount of $69,000,000 pursuant to an Indenture of Trust dated as of August 1, 1994 (the "Original Indenture") by and between the Issuer and Bank One Trust Company, N.A., formerly Bank One, Indianapolis, NA (the "Trustee"); and

         WHEREAS, in connection with the issuance of the Bonds, the Issuer and the Company executed and delivered the Financing Agreement dated as of August 1, 1994 by and between the Issuer and the Company (the "Original Agreement"); and

         WHEREAS, concurrently with the execution and delivery of this First Amendment, the Original Indenture is being amended, supplemented and restated by the Amended and Restated Indenture of Trust of even date herewith (the "Indenture") in order to add provisions relating to a bond insurance policy for each series of Bonds and an Auction Rate interest-setting mechanism; and

         WHEREAS, Section 1502 of the Original Indenture provides that the Issuer and the Company may, with the consent of the owners of not less than 60% in aggregate principal amount of each series of the Bonds now Outstanding, enter into an agreement supplemental to the Original Agreement to make certain changes, and Section 8.6 of the Original Agreement provides that such supplemental agreement is subject to the written consent of the Trustee; and

         WHEREAS, the Issuer and the Company desire to enter into this First Amendment, as permitted by Section 1502 of the Original Indenture and Section
8.6 of the Original Agreement, in order to amend the Original Agreement to make certain changes relating to the amendments being made to the Indenture concurrently herewith;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                     DEFINITIONS; AMENDMENTS TO DEFINITIONS

        Section 1.01. Definitions of Terms; Amendments to Definitions. All words and terms defined in Article I and elsewhere in the Original Agreement shall have the same respective meanings in this First Amendment, except that the following definitions are hereby amended to read as follows:

         "Indenture" means the Amended and Restated Indenture of Trust between the Issuer and Bank One Trust Company, N.A., as trustee, dated as of November 1, 2000, including any indentures supplemental thereto or amendatory thereof.

         "Insurance Policy" means collectively, the financial guaranty insurance policies issued by the Insurer insuring the payment when due of the principal of and interest on the Bonds as provided therein.

         "Insurer" means MBIA Insurance Corporation and its successors and assigns.

         "Issuer" means Jasper County, Indiana and any successor body to the duties or functions of the Issuer and for purposes of any exculpatory and indemnity provisions of this Agreement and the Indenture, the "Issuer" also includes the Jasper County Economic Development Commission.

         "Reimbursement Agreement" means the Reimbursement and Indemnity Agreement dated as of October 1, 2000, by and between the Company and the Insurer, and any and all modifications, alterations, amendments and supplements thereto.

         "Trustee" means Bank One Trust Company, N.A., and any successor Trustee pursuant to Section 1106 or 1109 of the Indenture at the time serving as successor Trustee thereunder.


                                   ARTICLE II

                        AMENDMENTS TO ORIGINAL AGREEMENT

         Section 2.01. Amendment to Section 3.2 of the Original Agreement. The first paragraph of Section 3.2 of the Original Agreement is hereby amended to read as follows:

                  "Any moneys held as a part of the Bond Fund shall be invested or reinvested by the Trustee at the written direction of an Authorized Company Representative as to specific investments, to the extent permitted by law and in particular by the Act, and consented to in writing by the Insurer. In the absence of specific instructions, the Trustee shall invest such moneys in the One Group U.S. Treasury


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

                  Securities Money Market Fund (so long as such fund is rated AAAm-G, AAAm or AAm by S&P) or other money market fund (so long as such fund is rated AAAm-G, AAAm or AAm by S&P) that invests exclusively in short-term U.S. Treasury obligations including repurchase agreements collateralized by such treasury obligations and when-issued securities, U. S. Treasury bills, notes and other securities issued or backed by the U. S. Government."

         Section 2.02. Amendment to Section 4.2 of the Original Agreement. The first paragraph of Section 4.2(a) of the Original Agreement is hereby amended to read as follows:

                           "(a) On the Business Day prior to each date provided
                  in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company shall pay to the Trustee in immediately available funds, for deposit in the Bond Fund, as a repayment installment of the loan of the proceeds of the Bonds pursuant to Section 4.1 hereof, sums equal to the amounts payable on such interest payment or redemption or acceleration or maturity dates as principal (whether at maturity or upon redemption or acceleration), premium, if any, and interest upon the Bonds as provided in the Indenture; provided, however, that the obligation of the Company to make any such payments shall be deemed to be satisfied and discharged to the extent of the corresponding payments made to the Trustee under a Letter of Credit or from amounts realized by the Trustee under any Alternate Credit Facility."

         Section 2.03. Amendment to Section 4.5(b) of the Original Agreement. The reference to "Section 304 of the Indenture" in Section 4.5(b) of the Original Agreement is hereby amended to "Section 305 of the Indenture."

         Section 2.04. Amendment to Section 5,1 of the Original Agreement. The phrase, "shall be a public utility" is hereby deleted from Section 5.1 of the Original Agreement.

         Section 2.05. Addition to Section 5.10 of the Original Agreement. The first paragraph of Section 5.10 of the Original Agreement is hereby amended to read as follows:

                  "The Company hereby covenants for the benefit of the Owners of the Bonds and the Issuer that it (a) has not taken, and will not take or permit to be taken on its behalf, any action which would adversely affect the exclusion of interest on the Bonds from gross income of the recipients thereof for federal income tax purposes


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

                  and (b) will take, or require to be taken, such actions as may, from time to time, be required under applicable law or regulation to continue to cause the interest on the Bonds to be so excluded. The Company hereby acknowledges that in the event of an examination by the Internal Revenue Service of the exclusion of interest on the Bonds from the gross income of the Owners thereof for federal income tax purposes under current regulations, the Internal Revenue Service will treat the Issuer as the "taxpayer" in such examination. The Company and the Issuer each agree that it will respond in a commercially reasonable manner to any inquiries from the Internal Revenue Service in connection with such an examination. The Issuer hereby covenants that it will cooperate with the Company, at the Company's expense and at its direction, in connection with such examination."

        Section 2.06. Amendment to Sections 6.1(c), 6.5, 7.3(a), 8.2, 8.5 and
8.6 of the Original Agreement. All references to the "Bank" shall be deemed to refer, mutatis mutandis, to the "Insurer" in the following Sections of the Original Agreement: Sections 6.1(c), 6.5, 7.3(a), 8.2, 8.5 and 8.6.

         Section 2.07. Addition of Section 8.12 to the Original Agreement. An additional Section is hereby added to the end of Article VIII of the Original Agreement as follows:

                  "Section 8.12. Insurer as Third Party Beneficiary. The Insurer is a third-party beneficiary to this Agreement."


                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01. Agreement Confirmed. Except as amended by this First Amendment, all of the provisions of the Original Agreement shall remain in full force and effect, and from and after the effective date of this First Amendment shall be deemed to have been amended as herein set forth.

         Section 3.02. Notice to Rating Agencies. In accordance with Section 1611 of the Original Indenture, the Trustee agrees to give notice of this First Amendment to each Rating Agency currently rating the Bonds.

         Section 3.03. Severability. If any provision of this First Amendment shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any


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other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

         Section 3.04. Counterparts. This First Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 3.05. Applicable Provisions of Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.

         Section 3.06. Effective Date. This First Amendment shall become effective on the date the Trustee has received the Consents of the Trustee and the owners of 60% in aggregate principal amount of the Bonds now Outstanding to the execution hereof.


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         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this First
Amendment to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                       BOARD OF COMMISSIONERS OF JASPER
                                            COUNTY, INDIANA


                                       By  /S/ RICHARD E. MAXWELL
                                           ------------------------------
                                       By  /S/ GARY G. GREEN
                                           ------------------------------
                                       By  /S/ WALTER R. PETTERSON
                                           ------------------------------



[SEAL]

ATTEST:

By /S/ Rita J. Steele
   ----------------------------
      County Auditor
                                       NORTHERN INDIANA PUBLIC SERVICE COMPANY


                                       By  /S/ FRANCIS P. GIROT
                                           ------------------------------
                                       Title  Treasurer
                                              ---------------------------
                                       [SEAL]

ATTEST:

By /S/ Gary W. Pottorff
   ---------------------------
Title  Secretary
       -----------------------



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                             CONSENT OF THE TRUSTEE

         Pursuant to Section 8.6 of the Financing Agreement between Jasper County, Indiana (the "Issuer") and Northern Indiana Public Service Company (the "Company"), dated as of August 1, 1994, Bank One Trust Company, N.A., formerly Bank One, Indianapolis, NA, as Trustee, hereby consents to the execution and delivery of the First Amendment to Financing Agreement dated as of December 1, 2000 between the Issuer and the Company.


                                       BANK ONE TRUST COMPANY, N.A., formerly
                                          Bank One, Indianapolis, NA, as Trustee



                                       By   John K. Pearce
                                            -------------------------
                                           Its  Authorized Officer
                                                ---------------------
Date:  ___________, 2000

                              CONSENT OF BONDHOLDER

         The undersigned (the "Bondholder"), the owner as of December 1, 2000 of Jasper County, Indiana Pollution Control Refunding Revenue Bonds (Northern Indiana Public Service Company Project) Series 1994A, B and C in the aggregate principal amount stated below, hereby consents to the execution and delivery of the First Amendment to Financing Agreement dated as of December 1, 2000 between Jasper County, Indiana and Northern Indiana Public Service Company attached hereto. The Bondholder agrees that this Consent shall be irrevocable.


                                   Name of Owner:  Morgan Stanley & Co.
                                                       Incorporated


                                   Aggregate Principal Amount of Bonds Owned:
                                   $69,000,000
                                   CUSIP No. ______________


                                   By:  /s/ P. J. Sweeney
                                        ---------------------------
                                   Title: Managing Director
                                          -------------------------
                                   Date:  December 1, 2000